Exhibit 99.1

Beneficient Appoints Tom Hicks as Chairman and James Silk as Interim Chief Executive Officer

DALLAS, July 21, 2025 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform AltAccess, today announced the separation of the roles of Chairman of the Board of Directors (“Board”) and Chief Executive Officer with the appointment of Thomas O. Hicks as Chairman of the Board and James G. Silk as its interim Chief Executive Officer.

Mr. Hicks is a private equity pioneer with a decades-long record of success. He founded one of the early prominent private equity firms through which more than $12 billion was raised across six funds, completing more than $50 billion of leveraged acquisitions. Currently, through his family office, Mr. Hicks leads a seasoned team of private equity professionals who specialize in small and middle market transactions in specialty manufacturing, energy, food and beverage, media, and special situations. Mr. Hicks has served on the Board since 2018.

Mr. Hicks, said: “I am eager to assume this leadership position and to begin working to realize the Company’s full potential. An important first step is to appoint the right Interim CEO. Mr. Silk’s belief in the Company’s core strategy and significant experience with Beneficient and in financial services makes him the right person to guide us forward as we work to regain momentum and drive shareholder value.”

“I am excited to return to Beneficient and work with the Board and leadership team to navigate this transition period in order to position the Company for long term success,” Mr. Silk said.

Mr. Silk has more than 20 years of experience in the financial services industry and previously served as Executive Vice President and Chief Legal Officer of the Company, overseeing Beneficient’s operations, underwriting, risk, and legal groups, from January 2020 until May 2024. He also served as a member of the Board of Directors from January 2020 until May 2024. Prior to joining the Company in 2020, Mr. Silk was a Partner in the Asset Management Group of international law firm, Willkie Farr & Gallagher LLP, where he worked for more than 13 years. Prior to that position, Mr. Silk was an attorney at international law firm, A&O Shearman LLP.

Throughout his career, Mr. Silk has advised clients on a wide variety of business and legal issues across the alternative assets industry. He has counseled many of the industry’s largest and most recognizable public and private asset management firms, including Goldman Sachs, Deutsche Bank, Credit Suisse, KKR, Brookfield, Bank of America, Merrill Lynch and Morgan Stanley. Mr. Silk has extensive expertise on developing alternative asset products and negotiating asset management mergers and acquisitions and other corporate transactions.

Mr. Silk graduated with a BS in Finance from the University of Virginia and earned a JD, Summa Cum Laude, from St. John’s University School of Law.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote® tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com
Michael Wetherington: 214-284-1199, mwetherington@darrowir.com
Investor Relations: investors@beneficient.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our executive transition period, our ability to create shareholder value and our future success . The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.